UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 19, 2008 (Date of earliest event reported)
OREGON PACIFIC BANCORP (Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	000-50165 (Commission File Number)	71-0918151 (IRS Employer Identification Number)

1355 Highway 101 (Address of principal executive offices)		97439 (Zip Code)
541.997.7121 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 19, 2008 Oregon Pacific Bancorp (the "Company") announced that its shareholders have approved amendments to its Articles of Incorporation effecting a reverse stock split of 1 for 500, whereby shareholders owning less than 500 shares of Company common stock will receive cash at the pre-split rate of $13.00 per share. Shares will then forward split at 500 for 1. The shareholders owning more than 500 shares will be unaffected by the transaction. The amendments were approved at a Special Meeting of Shareholders held on March 13, 2008.
Oregon Pacific Bancorp filed its amended Articles on March 17, 2008, as a result of which its number of common shareholders of record was reduced to below 300. The Company thereafter filed a Form 15 with the Securities and Exchange Commission ("SEC"). This has the effect of deregistering the Company's common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminating its obligations to file reports with the SEC. The Company will no longer file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form 10-Q. A copy of the Company's press release making this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

This exhibit is being provided solely for the purpose of providing disclosure pursuant to Item 8.01, Results of Operations and Financial Condition.

            99.1       Press Release of OREGON PACIFIC BANCORP dated March 19, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2008	OREGON PACIFIC BANCORP By: /s/ James P. Clark James P. Clark Presidend and Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of OREGON PACIFIC BANCORP dated March 19, 2008